UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2016

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan		48083
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As approved by the Board of Directors and the Compensation Committee of Syntel, Inc. (the “Company”) and finalized on November 30, 2016, the Company has established a program for a one time grant of Restricted Stock Units (“RSUs”) to certain senior management employees. The parameters of the program and the restrictions on the RSUs granted are consistent with the Form of Restricted Stock Unit Grant Agreement for Employees previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K dated June 8, 2016, except as follows:

1.	The employee may purchase up to a specified number of shares of Syntel, Inc. common stock (“Common Stock”) whose purchase price is equal to up to 25% of the employee’s base salary (“Purchased Shares”).

2.	Upon proof of purchase of the Common Stock, the employee will receive a grant of RSUs equal to 25% of the number of the Purchased Shares (the “Grant”).

3.	The restriction period on 25% of the Grant will lapse on each of the first four anniversaries of the grant date.

4.	The RSUs will be forfeited if the employee ceases to be an employee of the Company or if the employee does not retain Purchased Shares equal to four times the remaining RSUs from the Grant through the applicable restriction period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date December 1, 2016	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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